Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-100933, 333-83936, 333-83938, 333-87042 and 333-89837) pertaining to the Danka 401(k) Profit Sharing Plan of our report dated July 9, 2004, with respect to the financial statements and schedule of the Danka 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Tampa, Florida

July 9, 2004